                                CUSTODY AGREEMENT

         THIS AGREEMENT is made this 20th day of July, 1983 by and between MUNICIPAL FUND FOR NEW YORK INVESTORS, INC., a Maryland corporation (the "Fund"), and PROVIDENT NATIONAL BANK, a national banking association ("Provident").

                              W I T N E S S E T H:

         WHEREAS, the Fund is registered as an open-end, diversified, management investment company under the Investment Company Act of 1940, as amended ("the 1940 Act"), offering Class A Common Stock, $.001 par value per share (such shares herein called "Shares" and such class of Shares herein called "Class"); and

         WHEREAS, the Fund desires to retain Provident to serve as the Fund's custodian and Provident is willing to furnish such services;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1. Appointment. The Fund hereby appoints Provident to act as custodian of the portfolio securities, cash and other property of the Fund for the period and on the terms set forth in this Agreement. Provident accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Paragraph 21 of this Agreement. Provident agrees to comply with all relevant provisions of the 1940 Act and applicable rules and regulations thereunder.

         2. Delivery of Documents. The Fund has furnished Provident with copies properly certified or authenticated of each of the following:

                  (a) Resolutions of the Fund's Board of Directors authorizing the appointment of Provident as custodian of the portfolio securities, cash and other property of the Fund and approving this Agreement;

                  (b) Incumbency and signature certificates identifying and containing the signatures of the Fund's officers and/or other persons authorized to sign Written Instructions, as hereinafter defined, on behalf of the Fund;

                  (c) The Fund's Articles of Incorporation filed with the Department of Assessments and Taxation of the State of Maryland on March 4, 1983 and all amendments thereto (such Articles of Incorporation, as currently in effect and as they shall from time to time be amended, are herein called the "Charter");

                  (d) The Fund's By-Laws and all amendments thereto (such By-Laws, as currently in effect and as they shall from time to time be amended, are herein called the "By-Laws");

                  (e) Resolutions of the Fund's Board of Directors appointing Provident Institutional Management Corporation ("PIMC") as the Fund's investment adviser and resolutions of the Fund's Board of Directors and Shareholders approving a proposed Advisory Agreement between PIMC and the Fund (the "Advisory Agreement");

                  (f) Resolutions of the Fund's Board of Directors appointing Provident National Bank ("Provident") as the Fund's sub-investment adviser and resolutions of the Fund's Board of Directors and Shareholders approving a proposed Sub-Advisory Agreement between PIMC and Provident (the "Sub-Advisory Agreement");

                  (g) Resolutions of the Fund's Board of Directors appointing Shearson/American Express Inc. ("Shearson") as the Fund's distributor and approving a proposed Distribution Agreement between Shearson and the Fund (the "Distribution Agreement");

                  (h) Resolutions of the Fund's Board of Directors appointing The Boston Company Advisors, Inc. ("Boston Advisors") as the Fund's administrator and approving a proposed Administration Agreement between Boston Advisors and the Fund (the "Administration Agreement");

                  (i) Resolutions of the Fund's Board of Directors appointing Provident Financial Processing Corporation ("PFPC") as the Fund's transfer agent and approving a proposed Transfer Agency Agreement between the Fund and PFPC (the "Transfer Agency Agreement");

                  (j) The Advisory Agreement, the Sub-Advisory Agreement, the Distribution Agreement, the Administration Agreement, and the Transfer Agency Agreement;

                  (k) The Fund's Notification of Registration filed pursuant to
Section 8(a) of the 1940 Act on Form N-8A with the Securities and Exchange Commission ("SEC") on March 8, 1983;

                  (l) The Fund's Registration Statement on Form N-1 under the 1940 Act and the Securities Act of 1933, as amended ("the 1933 Act"), as filed with the SEC on March 8, 1983 (File No. 2-82278) relating to the Shares, and all amendments thereto; and

                  (m) The Fund's most recent prospectus (such prospectus as presently in effect and all amendments and supplements thereto are herein called the "Prospectus").

         The Fund will furnish Provident from time to time with copies of all amendments of or supplements to the foregoing, if any.

         3. Definitions.

                  (a) "Authorized Persons." As used in this Agreement, the term "Authorized Person" means the Fund's President, Treasurer, and any other person, whether or not any such person is an officer or employee of the Fund, duly authorized by the Board of Directors of the Fund to give Oral and Written Instructions on behalf of the Fund and listed on the Certificate annexed hereto as Appendix A or such other Certificate listing persons duly authorized to give Oral and Written Instructions on behalf of the Fund as may be received by Provident from time to time.

                  (b) "Oral Instructions." As used in this Agreement, the term "Oral Instructions" means verbal instructions actually received by Provident from an Authorized Person or from a person reasonably believed by Provident to be an Authorized Person. The Fund agrees to deliver to Provident, at the time and in the manner specified in Paragraph 7(b) of this Agreement, Written Instructions confirming Oral Instructions.

                  (c) "Property." The term "Property," as used in this Agreement, means:

                           (i) any and all securities and other property which
the Fund may from time to time deposit, or cause to be deposited, with Provident or which Provident may from time to time hold for the Fund;

                           (ii) all income in respect of any of such securities
or other property;

                           (iii) all proceeds of the sale of any of such
securities or other property; and

                           (iv) all proceeds of the sale of securities issued by
the Fund, which are received by Provident from time to time from or on behalf of the Fund.

                  (d) "Written Instructions." As used in this Agreement, the term "Written Instructions" means written instructions delivered by mail, tested telegram, cable, telex or facsimile sending device and received by Provident, signed by two Authorized Persons.

         4. Delivery and Registration of the Property. The Fund will deliver or cause to be delivered to Provident all securities and all moneys owned by it, including cash received for the issuance of its Shares, at any time during the period of this Agreement. Provident will not be responsible for such securities and such moneys until actually received by it. All securities delivered to Provident (other than in bearer form) shall be registered in the name of the Fund or in the name of a nominee of the Fund or in the name of Provident or any nominee of Provident, which nominee shall be assigned exclusively to the Fund (with or without indication of fiduciary status), or in the name of any subcustodian or any nominee of any such subcustodian appointed pursuant to Paragraph 6 hereof, or shall be properly endorsed and in form for transfer satisfactory to Provident.

         5. Receipt and Disbursement of Money.

                  (a) Provident shall open and maintain a separate custodial account or accounts in the name of the Fund, subject only to draft or order by Provident acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund. Provident shall make payments of cash to, or for the account of, the Fund from such cash only (i) for the purchase of securities as provided in Paragraph 11 hereof; (ii) for the redemption of Shares as provided in subparagraph (b) of Paragraph 8 hereof; (iii) upon receipt of Written Instructions, for the payment of interest, dividends, taxes, or custodial, transfer agency, administration, distribution or advisory fees or expenses which are to be borne by the Fund under the terms of this Agreement, the Transfer Agency Agreement, the Advisory Agreement, the Sub-Advisory Agreement, the Administration Agreement and the Distribution Agreement; (iv) upon receipt of Written Instructions, for payments in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Fund and held by or to be delivered to Provident;
(v) to a subcustodian pursuant to Paragraph 6 hereof; or (vi) upon receipt of Written Instructions, for other proper Fund purposes.

                  (b) Provident is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received as custodian for the account of the Fund.

         6. Receipt of Securities. (a) Provident shall hold and physically segregate in a separate account identifiable at all times from those of any other persons, firms, or corporations, all securities and non-cash property received by it for the account of the Fund. All such securities and non-cash property are to be held or disposed of by Provident for the Fund pursuant to the terms of this Agreement. In the absence of Written Instructions accompanied by a certified resolution of the Fund's Board of Directors authorizing the specific transaction, Provident shall have no power or authority to withdraw, deliver, assign, hypothecate, pledge or otherwise dispose of any such securities and investments except in accordance with the express terms provided for in this Agreement. In no case may any director, officer, employee or agent of the Fund withdraw any securities. In connection with its duties under this Paragraph 6, Provident may, at its own expense, enter into subcustodian agreements with other banks or trust companies for the receipt of certain securities and cash to be held by Provident for the account of the Fund pursuant to this Agreement; provided that each such bank or trust company has an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than twenty million dollars ($20,000,000) and that such bank or trust company agrees with Provident to comply with all relevant provisions of the 1940 Act and applicable rules and regulations thereunder. Provident shall remain responsible for the performance of all of its duties under this Agreement and shall hold the Fund harmless from the acts and omissions of any bank or trust company that it might choose pursuant to this Paragraph 6.

                  (b) Promptly after the close of business each day, Provident shall furnish the Fund with confirmation and a summary of all transfers to or from the account of the Fund during said day. At least monthly and from time to time, Provident shall furnish the Fund with a detailed statement of the Property held for the Fund under this Agreement.

         7. Instructions Consistent with Charter, etc.

         (a) Unless otherwise provided in this Agreement, Provident shall act only upon Oral and Written Instructions. Although Provident may take cognizance of the provisions of the Charter and By-Laws of the Fund, Provident may assume that any Oral or Written Instructions received hereunder are not in any way inconsistent with any provisions of such Charter or By-Laws or any vote, resolution or proceeding of the Shareholders, or of the Board of Directors, or of any committee thereof.

         (b) Provident shall be entitled to rely upon any Oral Instructions and any Written Instructions actually received by Provident pursuant to this Agreement. The Fund agrees to forward to Provident Written Instructions confirming Oral Instructions in such manner that the Written Instructions are received by Provident, whether by hand delivery, telex, facsimile sending device or otherwise, by the close of business of the same day that such Oral Instructions are given to Provident. The Fund agrees that the fact that such confirming Written Instructions are not received by Provident shall in no way affect the validity of the transactions or enforceability of the transactions authorized by the Fund by giving Oral Instructions. The Fund agrees that Provident shall incur no liability to the Fund in acting upon Oral Instructions given to Provident hereunder concerning such transactions provided such instructions reasonably appear to have been received from an Authorized Person.

         8. Transactions Not Requiring Instructions. Provident is authorized to take the following action without Oral or Written Instructions:

                  (a) Deposits of Proceeds of Issuance of Shares.

                  Provident shall collect and receive for the account of the Fund all payments received in payment for Shares issued by the Fund.

                  (b) Redemptions.

                  Upon receipt of notice by the Fund's transfer agent stating that such transfer agent is required to redeem Shares and specifying the number and Class of Shares which such transfer agent is required to redeem and the date and time the request or requests for redemption were received by the Fund's distributor, Provident shall either (i) pay to such transfer agent, for distribution to the redeeming Shareholder, the amount payable to such Shareholder upon the redemption of such Shares as determined in the manner described in the then current Prospectus, or (ii) arrange for the direct payment of such redemption proceeds by Provident to the redeeming Shareholder in accordance with such procedures and controls as are mutually agreed upon from time to time by and among Provident, the Fund and the Fund's transfer agent.

                  (c) Collection of Income and Other Payments. Provident shall:

                           (i) collect and receive for the account of the Fund,
all income and other payments and distributions, including (without limitation) stock dividends, rights, warrants and similar items, included or to be included in the Property, and shall promptly advise the Fund of such receipt and shall credit such income, as collected, to the Fund's custodian account;

                           (ii) endorse and deposit for collection, in the name
of the Fund, checks, drafts, or other orders for the payment of money on the same day as received;

                           (iii) receive and hold for the account of the Fund
all securities received as a distribution on the portfolio securities of the Fund as a result of a stock dividend, share split-up or reorganization, recapitalization, readjustment or other rearrangement or distribution of rights or similar securities issued with respect to any portfolio securities of the Fund held by Provident hereunder;

                           (iv) present for payment and collect the amount
payable upon all securities which may mature or be called, redeemed, or retired, or otherwise become payable on the date such securities become payable; and

                           (v) take any action which may be necessary and proper
in connection with the collection and receipt of such income, payments and other Property and the endorsement for collection of checks, drafts, and other negotiable instruments.

                  (d) Miscellaneous Transactions. Provident is authorized to deliver or cause to be delivered Property against payment or other consideration or written receipt therefor in the following cases:

                           (i) for examination by a broker selling for the
account of the Fund in accordance with street delivery custom;

                           (ii) for the exchange of interim receipts or
temporary securities for definitive securities; and

                           (iii) for transfer of securities into the name of the
Fund or Provident or a nominee of either, or for exchange of securities for a different number of bonds, certificates, or other evidence, representing the same aggregate face amount or number of units bearing the same interest rate, maturity date and call provisions, if any; provided that, in any such case, the new securities are to be delivered to Provident.

         9. Transactions Requiring Instructions. Upon receipt of Oral or Written Instructions and not otherwise, Provident shall:

                  (a) execute and deliver to such persons as may be designated in such Oral or Written Instructions, proxies, consents, authorizations, and other instruments whereby the authority of the Fund as owner of any securities may be exercised;

                  (b) deliver any securities held for the Fund in exchange for other securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, or the exercise of any conversion privilege;

                  (c) deliver any securities held for the Fund to any protective committee, reorganization committee or other person in connection with the liquidation, reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

                  (d) make such transfers or exchanges of the assets of the Fund and take such other steps as shall be stated in said Oral or Written Instructions to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation, recapitalization or sale of assets of the Fund; and

                  (e) release securities belonging to the Fund to any bank or trust company for the purpose of pledge or hypothecation to secure any loan incurred by the Fund; provided, however, that securities shall be released only upon payment to Provident of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made, subject to proper prior authorization, further securities may be released for that purpose; and pay such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing the loan.

         10. Dividends and Distributions. The Fund shall furnish Provident with appropriate evidence of action by the Fund's Board of Directors declaring and authorizing the payment of any dividends and distributions to the Fund's Shareholders. Upon receipt by Provident of Written Instructions with respect to dividends and distributions declared by the Fund's Board of Directors and payable to the Fund's Shareholders, and in conformance with procedures mutually agreed upon by Provident, the Fund, and the Fund's transfer agent, Provident shall pay to the Fund's transfer agent, as agent for the Shareholders, an amount equal to the amount indicated in said Written Instructions as payable by the Fund to the Shareholders for distribution in cash by the transfer agent to the Shareholders or for reinvestment by the transfer agent, with respect to those Shareholders who have elected in proper manner to reinvest their dividends, in additional Shares. In lieu of paying the Fund's transfer agent cash dividends and distributions, Provident may arrange for the direct payment of cash dividends and distributions to Shareholders by Provident in accordance with such procedures and controls as are mutually agreed upon from time to time by and among the Fund, Provident and the Fund's transfer agent.

         11. Purchases of Securities. Promptly after each decision to purchase securities for the Fund, the Fund, through PIMC, shall deliver to Provident Oral Instructions specifying with respect to each such purchase: (a) the name of the issuer and the title of the securities; (b) the number of shares or the principal amount purchased and accrued interest, if any, (c) the date of purchase and settlement, (d) the purchase price per unit, (e) the total amount payable upon such purchase, and (f) the name of the person from whom or the broker through whom the purchase was made. Provident shall, upon receipt of securities purchased by or for the Fund, pay out of the moneys held for the account of the Fund the total amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Oral Instructions.

         12. Sales of Securities. Promptly after each decision by PIMC to sell securities for the Fund, the Fund, through PIMC, shall deliver to Provident Oral Instructions, specifying with respect to each such sale: (a) the name of the issuer and the title of the security, (b) the number of shares or principal amount sold, and accrued interest, if any, (c) the date of sale, (d) the sale price per unit, (e) the total amount payable to the Fund upon such sale, and (f) the name of the broker through whom or the person to whom the sale was made. Provident shall deliver the securities upon receipt of the total amount payable to the Fund upon such sale, provided that the same conforms to the total amount payable as set forth in such Oral Instructions. Subject to the foregoing, Provident may accept payment in such form as shall be satisfactory to it, and may deliver securities and arrange for payment in accordance with the customs prevailing among dealers in securities.

         13. Correspondence. Provident shall answer correspondence from securities brokers and others relating to its duties hereunder and such other correspondence as may from time to time be mutually agreed upon between Provident and the Fund.

         14. Records. Provident shall keep and maintain appropriate financial books and records with respect to its duties hereunder for the Fund. The books and records pertaining to the Fund which are in the possession of Provident shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws and rules and regulations. The Fund, or the Fund's authorized representatives, shall have access to such books and records at all times during Provident's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by Provident to the Fund or the Fund's authorized representative at the Fund's expense.

         15. Reports. Provident shall furnish the Fund the following reports:

                  (a) such periodic and special reports as the Fund may reasonably request;

                  (b) a monthly statement summarizing all transactions and entries for the account of the Fund;

                  (c) a monthly report of portfolio securities belonging to the Fund showing the adjusted average cost of each issue and the market value at the end of such month;

                  (d) a monthly report of the cash account of the Fund showing disbursements; and

                  (e) such other information as may be agreed upon from time to time between the Fund and Provident.

         16. Cooperation with Accountants. Provident shall cooperate with the Fund's independent certified public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their unqualified opinion, including but not limited to the opinion included in the Fund's annual report on Form N-lR.

         17. Confidentiality. Provident agrees on behalf of itself and its employees to treat confidentially and as the proprietary information of the Fund all records and other information relative to the Fund and its prior, present or potential Shareholders and relative to Shearson and its prior, present or potential customers, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not unreasonably be withheld and may not be withheld where Provident may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge this information by duly constituted authorities, or when so requested by the Fund.

         18. Equipment Failures. In the event of equipment failures beyond Provident's control, Provident shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions but shall have no liability with respect thereto. Provident shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available.

         19. Right to Receive Advice.

                  (a) Advice of Fund. If Provident shall be in doubt as to any action to be taken or omitted by it, it may request, and shall receive, from the Fund directions or advice, including Oral or Written Instructions where appropriate.

                  (b) Advice of Counsel. If Provident shall be in doubt as to any question of law involved in any action to be taken or omitted by Provident, it may request advice at its own cost from counsel of its own choosing (who may be counsel for PIMC, PFPC, Shearson, Boston Advisors, the Fund, or Provident, at the option of Provident).

                  (c) Conflicting Advice. In case of conflict between directions or advice (including Oral or Written Instructions) received by Provident pursuant to subparagraph (a) of this paragraph and advice received by Provident pursuant to subparagraph (b) of this paragraph, Provident shall be entitled to rely on and follow the advice received pursuant to the latter provision alone.

                  (d) Protection of Provident. Provident shall be protected in any action or inaction which it takes in reliance on any directions or advice (including Oral or Written Instructions) received pursuant to subparagraphs (a) or (b) of this paragraph which Provident, after receipt of such directions or advice, reasonably and in good faith believes to be consistent with such directions or advice, as the case may be. However, nothing in this paragraph shall be construed as imposing upon Provident any obligation (i) to seek such directions or advice (including Oral or written Instructions), or (ii) to act in accordance with such directions or advice when received, unless, under the terms of another provision of this Agreement, the same is a condition to Provident's properly taking or omitting to take such action. Nothing in this subsection shall excuse Provident when an action or omission on the part of Provident constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by Provident of its duties under this Agreement.

                  20. Compliance with Governmental Rules and Regulations. The Fund assumes full responsibility for insuring that the contents of each prospectus of the Fund complies with all applicable requirements of the 1933 Act, the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction.

                  21. Compensation. As compensation for the services rendered by Provident during the term of this Agreement, the Fund will pay to Provident monthly fees equal to $.25 per year for each $1,000 of the Fund's average gross assets for such year (based on the average of the assets included in the net asset value of the Fund on each day in such month that such value is calculated).

                  22. Indemnification. The Fund, as sole owner of the Property, agrees to indemnify and hold harmless Provident and its nominees from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the 1933 Act, the Securities Exchange Act of 1934, the 1940 Act, and any state and foreign securities and blue sky laws, all as or to be amended from time to time) and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly
(a) from the fact that securities included in the Property are registered in the name of any such nominee or (b) without limiting the generality of the foregoing clause (a) from any action or thing which Provident takes or does or omits to take or do (i) at the request or on the direction of or in reliance on the advice of the Fund or (ii) upon Oral or Written Instructions, provided, that neither

Provident nor any of its nominees shall be indemnified against any liability to the Fund or to its Shareholders (or any expenses incident to such liability) arising out of (x) Provident's or such nominee's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties under this Agreement or (y) Provident's own negligent failure to perform its duties under this Agreement. In the event of any advance of cash for any purpose made by Provident resulting from orders or oral or Written Instructions of the Fund, or in the event that Provident or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any Property at any time held for the account of the Fund shall be security therefor.

         23. Responsibility of Provident. Provident shall be under no duty to take any action on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by Provident in writing. In the performance of its duties hereunder, Provident shall be obligated to exercise care and diligence and to act in good faith and to use its best efforts within reasonable limits to insure the accuracy of all services performed under this Agreement, but Provident shall not be liable for any act or omission which does not constitute willful misfeasance, bad faith or gross, negligence on the part of Provident or reckless disregard by Provident of its duties under this Agreement, provided that Provident shall be responsible for its own negligent failure to perform its duties under this Agreement. Without limiting the generality of the foregoing or of any other provision of this Agreement, Provident in connection with its duties under this Agreement shall not be under any duty or obligation to inquire into and shall not be liable for or in respect of (a) the validity or invalidity or authority or lack thereof of any Oral or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, if any, and which Provident reasonably believes to be genuine; (b) the validity or invalidity of the issuance of any securities included or to be included in the Property, the legality or illegality of the purchase of such securities, or the propriety or impropriety of the amount paid therefor; (c) the legality or illegality of the sale (or exchange) of any Property or the propriety or impropriety of the amount for which such Property is sold (or exchanged); or (d) delays or errors or loss of data occurring by reason of circumstances beyond Provident's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown except as provided in paragraph 18 hereof, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply, nor shall Provident be under any duty or obligation to ascertain whether any Property at any time delivered to or held by Provident may properly be held by or for the Fund.

         24. Collections. All collections of monies or other property in respect, or which are to become part, of the Property (but not the safekeeping thereof upon receipt by Provident) shall be at the sole risk of the Fund. In any case in which Provident does not receive any payment due the Fund within a reasonable time after Provident has made proper demands for the same, it shall so notify the Fund in writing, including copies of all demand letters, any written responses thereto, and memoranda of all oral responses thereto and to telephonic demands, and await instructions from the Fund. Provident shall not be obliged to take legal action for collection unless and until reasonably indemnified to its satisfaction. Provident shall also notify the Fund as soon as reasonably practicable whenever income due on securities is not collected in due course.

         25. Duration and Termination. This Agreement shall continue until termination by the Fund or Provident on sixty (60) days' written notice. Upon any termination of this Agreement, pending appointment of a successor to Provident or vote of the Shareholders of the Fund to dissolve or to function without a custodian of its cash, securities or other property, Provident shall not deliver cash, securities or other property of the Fund to the Fund, but may deliver them to a bank or trust company of its own selection, having an aggregate capital, surplus and undivided profits, as shown by its last published report of not less than twenty million dollars ($20,000,000) as a custodian for the Fund to be held under terms similar to those of this Agreement; provided, however, that Provident shall not be required to make any such delivery or payment until full payment shall have been made by the Fund of all liabilities constituting a charge on or against the properties of the Fund then held by Provident or on or against Provident and until full payment shall have been made to Provident of all of its fees, compensation, costs and expenses, subject to the provisions of Paragraph 21 of this Agreement.

         26. Notices. All notices and other communications, including Written Instructions (collectively referred to as "Notice" or "Notices" in this paragraph), hereunder shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notices shall be addressed (a) if to Provident at Provident's address, 17th and Chestnut Streets, Philadelphia, Pennsylvania 19103, marked for the attention of the Custodian Services Department (or its successor); (b) if to the Fund, at the address of the Fund; or (c) if to neither of the foregoing, at such other address as shall have been notified to the sender of any such Notice or other communication. If the location of the sender of a Notice and the address of the addressee thereof are, at the time of sending, more than 100 miles apart, the Notice may be sent by first-class mail, in which case it shall be deemed to have been given three days after it is sent, or if sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately, and, if the location of the sender of a Notice and the address of the addressee thereof are, at the time of sending, not more than 100 miles apart, the Notice may be sent by first-class mail, in which case it shall be deemed to have been given two days after it is sent, or if sent by messenger, it shall be deemed to have been given on the day it is delivered, or if sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. All postage, cable, telegram, telex and facsimile sending device charges arising from the sending of a Notice hereunder shall be paid by the sender.

         27. Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         28. Amendments. This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

         29. Delegation. On thirty (30) days' prior written notice to the Fund, Provident may assign its rights and delegate its duties hereunder to any wholly-owned subsidiary of it or PNC Financial Corp., provided that Provident may delegate its duties only to a bank having the qualifications provided in section 17(f) of the 1940 Act, and further provided that Provident and its delegate shall promptly provide such information as the Fund may request and respond to such questions as the Fund may ask relative to the delegation, including (without limitation) the capabilities of the delegate.

         30. Miscellaneous. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties hereto may embody in one or more separate documents their agreement, if any, with respect to delegated and/or Oral or Written Instructions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement shall be deemed to be a contract made in Pennsylvania and governed by Pennsylvania law. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the day and year first above written.

[SEAL]                                       MUNICIPAL FUND FOR
                                             NEW YORK INVESTORS, INC.

Attest:  /s/Morgan R. Jones                  By:  /s/William J. Nutt
         ----------------------------             ----------------------

[SEAL]                                       PROVIDENT NATIONAL BANK

Attest:  /s/John D. Silcox, Jr.              By:  /s/Walter R. Knorr
         ----------------------------             ----------------------
         Vice President & Secretary

                                   APPENDIX A

                                   Certificate

                  The following resolutions adopted by the Board of Directors of Municipal Fund for New York Investors, Inc. (the "Fund") on July 15, 1983 identify the persons authorized to give Oral and Written Instructions on behalf of the Fund under the Fund's Custody Agreement with Provident National Bank:

                  RESOLVED, that, in addition to the Fund's President and Treasurer, any one of the following individuals be, and each of them hereby is, authorized to give "Oral Instructions" on behalf of the Fund to the Custodian under the proposed Custody Agreement between the Fund and Provident National Bank, provided that no person shall be authorized or permitted to withdraw Fund investments or assets upon his mere receipt:

                                            Peter Meenan
                                            Vincent Nave
                                            Charles R. Whittemore, Jr.
                                            Ruth W. MacArthur
                                            Richard T. Frederics
                                            Jeanne B. Govoni
                                            Stephen P. Wigmore
                                            Jo-Ann T. Louis;

                  FURTHER RESOLVED, that, in addition to the Fund's President and Treasurer, any two of the individuals named above be, and hereby are, authorized to give "Written Instructions" to the Custodian under such Custody Agreement; provided, however, that Written Instructions given in connection with the issuance of checks and other drafts in payment of the Fund's operating expenses as provided therein must not be given except upon prior written authorization of the Fund's President or Treasurer; and provided further that no one or more persons shall be authorized or permitted to withdraw Fund investments or assets upon his or their mere receipt; and

                  FURTHER RESOLVED, that notwithstanding anything to the contrary in the foregoing resolutions, only any one of the following individuals be, and hereby is, authorized to give "Oral Instructions," and only any two of the following individuals be, and hereby are, authorized to give "Written Instructions," to the Custodian under such Custody Agreement in connection with the purchase and sale of portfolio securities, provided that no one or more persons shall be authorized or permitted to withdraw Fund investments or assets upon his or their mere receipt:

                                            Ernest E. Cecilia
                                            Joanne C. Cleary
                                            Thomas H. Nevin
                                            Ording T. Nilsen
                                            George P. Stasen
                                            Walker C. Tompkins.

                                             MUNICIPAL FUND FOR
                                             NEW YORK INVESTORS, INC.

                                             By: /s/Morgan R. Jones
                                                 ------------------------
                                                      Secretary

DATED:  July 20, 1983

                                   APPENDIX A

                                   Certificate

                  The following resolutions adopted by the Board of Directors of Municipal Fund for New York Investors, Inc. (the "Fund") on May 1, 1984 identify the persons authorized to give Oral and Written Instructions on behalf of the Fund under the Fund's Custodian Agreement with Provident National Bank:

                  RESOLVED, that, in addition to the Fund's President and Treasurer, any one of the following individuals be, and each of them hereby is, authorized to give "Oral Instructions" on behalf of the Fund to the Custodian under the Custody Agreement between the Fund and Provident National Bank, provided that no person shall be authorized or permitted to withdraw Fund investments or assets upon his mere receipt:

                                            Peter Meenan
                                            Vincent Nave
                                            Charles R. Whittemore, Jr.
                                            Ruth W. MacArthur
                                            Joseph M. Cunniff
                                            Glenn N. Francis
                                            Kenneth Samuelian;

                  FURTHER RESOLVED, that, in addition to the Fund's President and Treasurer, any two of the individuals named above be, and hereby are, authorized to give "Written Instructions" to the Custodian under such Custody Agreement; provided, however, that Written Instructions given in connection with the issuance of checks and other drafts in payment of the Fund's operating expenses as provided therein must not be given except upon prior written authorization of the Fund's President or Treasurer; and provided further that no one or more persons shall be authorized or permitted to withdraw Fund investments or assets upon his or their mere receipt; and

                  FURTHER RESOLVED, that notwithstanding anything to the contrary in the foregoing resolutions, only any one of the following individuals be, and hereby is, authorized to give "Oral Instructions," and only any two of the following individuals be, and hereby are, authorized to give "Written Instructions," to the Custodian under such Custody Agreement in connection with the purchase and sale of portfolio securities, provided that no one or more persons shall be authorized or permitted to withdraw Fund investments or assets upon his or their mere receipt:

                                            Ernest H. Cecilia
                                            Thomas H. Nevin
                                            Ording T. Nilsen
                                            Walker C. Tompkins
                                            W. Don Simmons
                                            David E. Hamlin

                                             MUNICIPAL FUND FOR
                                             NEW YORK INVESTORS, INC.

                                             By: /s/Morgan R. Jones
                                             ----------------------
                                                      Secretary

DATED:  May 1, 1984


                                      A-2